Exhibit 32.2
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Maximum Dynamics, Inc. a Nevada corporation (the "Company") on Form 10-QSB for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joshua Wolcott, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Maximum Dynamics, Inc., and will be retained by Maximum Dynamics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Joshua Wolcott
--------------------------
Joshua Wolcott
Chief Financial Officer
November 20, 2003


--------
1 The government of South Africa has implemented a nationwide charter that mandates the redistribution of wealth to individuals that were previously disadvantaged (PDIs) under Apartheid. Companies owned and managed by PDIs and that conduct skills transfer to other PDIs receive top consideration. When a company puts a project out to bid, it needs to make sure that at least one BEE company bids on the project, unless no BEE company exists to bid on the project.